UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

Alliance HealthCard, Inc.
 (Exact name of registrant as specified in its charter)

GEORGIA	000-30099	58-2445301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue, Suite 105, Norman, OK	73072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 579-8525

3500 Parkway Lane, Suite 720, Norcross, GA 30092
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 27, 2009, Alliance HealthCard, Inc. finalized an agreement with the Peter W. Nauert Revocable Trust in which we paid $500,000 as part of a transaction that settled the litigation with States General Life Insurance Company (The State of Texas v. States General Life Insurance Company, Cause No. GV-500484, 126th District Court, Travis County, Texas) and by which, as part of and a condition of the settlement, we repurchased 1,856,401 shares of our stock from the Peter W. Nauert Revocable Trust. Alliance HealthCard’s subsidiary, Access Plans USA, Inc., and a number of Access Plans’ subsidiaries, had been named as defendants in this action primarily as successors-in-interest to Insurance Capital Management USA, Inc., a company that was merged with and into Access Plans USA, Inc. prior to our acquisition of Access Plans USA. Alliance HealthCard and all of its subsidiaries involved have received full releases in this action and the matter has been dismissed. Alliance HealthCard and its subsidiaries have denied any liability regarding the claims of the Plaintiff and admitted no liability or fault in the settlement. The repurchase amount paid for the shares was included in the $500,000 settlement payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2009	Alliance HealthCard, Inc.

By: /s/ Rita McKeown
Rita McKeown, Chief Financial Officer